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                                                              EXHIBIT 10 (eeeee)

                       Change in Control Severance Policy

Policy

This policy shall become effective as of the date on which a change in control occurs and shall be applicable to eligible categories of individuals (as indicated in the Appendix hereto) whose employment is terminated in a covered termination following a change in control. An employee who receives severance benefits pursuant to this policy shall not be entitled to severance benefits under any other plan or policy of the company. The company (or its successor) may condition the receipt of severance benefits upon the return of a signed severance agreement.

Covered Terminations

For purposes of this policy, material benefits shall be medical, dental, life, disability, pension, profit sharing or stock option benefits and other material perquisites.


Position       An eligible employee's position may be eliminated
Elimination    coincident with or within 2 years following a change in control and, in such case, the employee's termination of employment in connection with such elimination shall be treated as a covered termination.

Change in      If, coincident with or within 2 years following a
Duties         change in control, there is a material adverse change in an eligible employee's level of duties or level of reporting relationships, without his consent, from those in effect immediately prior to the change in control (as the same may have been enhanced from time to time), the employee's termination of employment within 30 days of such change shall be treated as a covered termination.

Change in      If, coincident with or within 2 years following a
Salary and/or  change in control, there is (i) a reduction in
Benefits       an eligible employee's rate of base salary or bonus, or (ii) a material adverse change in the material benefits applicable to the employee, as compared to those applicable to the employee immediately prior to the change in control (as the same may have been enhanced from time to time), the employee's termination of employment within 30 days of such change shall be treated as a covered termination.


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Change in      If, coincident with or within 2 years following a
Location change in control, an eligible employee is relocated to an office or job location that is more than thirty miles from his office or job location immediately prior to the change in control (except for required travel on business to an extent substantially consistent with his business travel obligations as in effect immediately prior to the change in control), the employee's termination of employment within 30 days of such change shall be treated as a covered termination.

Notwithstanding the foregoing, none of the foregoing events shall constitute a covered termination for purposes of this policy if the eligible employee's employment is terminated on account of cause. For purposes of this policy, the term "cause" shall mean the eligible employee's willful violation of any policy, rule or procedure of the company, misconduct which represents a serious deviation from generally accepted norms of behavior or unsatisfactory performance of duties.

Severance Benefits

If an eligible employee is terminated in a covered termination, the severance payable pursuant to this policy shall be as follows:


Level 1: (a) Lump sum cash payment equal to two times the greater of (i) the sum of the employee's annual base salary and annual bonus (determined as though all targets had been met in the year of termination) as in effect on the date of termination, or (ii) the sum of the employee's annual base salary and annual bonus (determined as though all targets had been met in the year of the change in control) as in effect immediately prior to the change in control, (b) continuation of material benefits (as in effect immediately prior to termination) for two years following termination; and (c) outplacement services.

Level 2: Lump sum cash payment equal to the greater of (i) the sum of the employee's annual base salary and annual bonus (determined as though all targets had been met in the year of termination) as in effect on the date of termination, or (ii) the sum of the employee's annual base salary and annual bonus (determined as though all targets had been met in the year of the change in control) as in effect immediately prior to the change in control, (b) continuation of material benefits (as in effect immediately prior to termination) for one

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            year following termination; and (c) outplacement services.

Pay or benefits in effect as of any date shall be determined without regard to any material adverse change in such pay or benefits in anticipation of a change in control or termination, as applicable.

Final Paycheck

Contingent upon the return of all company property, an eligible employee's final paycheck will be available on the usual pay day and will be mailed to the employee's home. Any outstanding account receivable or expense advances from the employee will be deducted from the final paycheck unless contrary to applicable federal, state, or Canadian laws.

Amendments

The severance policy may be modified at any time by the company; provided, however, that the policy may not be amended for 2 years following a change in control in a manner which reduces the amount of any severance benefit that may be provided pursuant to the policy, adversely modifies the types of events that will constitute covered terminations for purposes of this policy or limits the class of eligible employees.

Definitions of Change in Control

For purposes of this severance policy, a "change in control" shall be deemed to have occurred for purposes of this policy if:

      (1) any "Person", as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company, any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and any trustee or other fiduciary holding securities under an employee benefit plan of the Company or such proportionately owned corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities having the right to vote for the election of directors;

      (2) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than
           (i) a merger or consolidation

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           which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 15% of the Company's then outstanding securities having the right to vote for the election of directors. or

      (3) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

Once a change in control has occurred for purposes of this policy, no future events will constitute a change in control for purposes of this policy.

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                          APPENDIX TO SEVERANCE POLICY

                        CATEGORIES OF ELIGIBLE EMPLOYEES

LEVEL 1

General Counsel
Director-Human Resources & Organizational Development
Vice President-Sales & Systems, Americas
Vice President-Systems Integration & Business Planning
Vice President-Operations & Information Technology
Sr. Vice President-Sales and Marketing
Vice President-European Operations
Vice President-Research & Development
Chief Financial Officer

LEVEL 2

Patent Attorney
Director-Information Systems and Services
Sr. Engineering Consultant (3)
Chief Technical Officer
Director-West Coast Operations
Director-Systems & Communications
Director-Product Line Development and Support
Controller, Assistant Treasurer
Director-Strategic Planning, Corporate Taxes & Systems Integration Director-Manufacturing Operations
Director-New Products Introduction
Director-Corporation Procurement & Materials
Director-Corporate Quality
Director-Marketing and Portable Products
Director-Channel Sales, Marketing
Director-Communications Products
Director-Americas Systems
Director-Industry Marketing
Director-National Service